    As filed with the Securities and Exchange Commission on October 8, 1997
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                           SIGNATURE BRANDS USA, INC.
             (Exact Name of Registrant as Specified in its Charter)

           Delaware                                   36-3635286
(State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
Incorporation or Organization)

                                7005 Cochran Road
                           Glenwillow, Ohio 44139-4312
          (Address of Principal Executive Offices, including Zip Code)
                               -------------------

                  SIGNATURE BRANDS USA, INC. 1997 STOCK OPTION
                               AND INCENTIVE PLAN
                            (Full Title of the Plan)
                               -------------------


                                   Meeta Vyas
             Vice-Chairman of the Board and Chief Executive Officer
                           Signature Brands USA, Inc.
                                7005 Cochran Road
                           Glenwillow, Ohio 44139-4312
                     (Name and Address of Agent for Service)

                                 (440) 542-4200
         (Telephone Number, including Area Code, of Agent for Service)

                               -------------------

                               CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------
                                                       Proposed          Proposed
Title of                                                maximum           maximum
securities                             Amount          offering          aggregate        Amount of
to be                                   to be            price           offering       registration
registered                           registered      per share (1)       price (1)           fee
----------------------------------------------------------------------------------------------------
Common Stock, $.01 par value         270,000 (2)        $4.00           $1,080,000         $328.00

(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee and based upon the average of the high and low sales price of the Common Stock of Signature Brands USA, Inc. reported on the Nasdaq National Market on October 3, 1997.

(2) The 270,000 Common Shares being registered are issuable upon exercise of options to be granted pursuant to the Signature Brands USA, Inc. 1997 Stock Option and Incentive Plan.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents heretofore filed by Signature Brands USA, Inc., formerly known as Health o meter Products, Inc., (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended September 29, 1996;

         (2) The Company's Quarterly Reports on Form 10-Q for the fiscal periods ended December 29, 1996, March 30, 1997, and June 29, 1997;

         (3)      The Company's Current Report on Form 8-K dated August 12,
                  1997; and

         (4) The description of the Company's Common Stock, $.01 par value, contained in the Registration Statement on Form 8-A filed with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") for purposes of registering such securities thereunder, as such Registration Statement may have been amended from time to time.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents, other than the portions of such documents which by statute, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

         Any statement contained in documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded, for purposes of this Registration Statement, to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.       DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Delaware General Corporation Law ("DGCL") empowers the Company to indemnify, subject to the standards therein prescribed, any person in connection with any action, suit or proceeding

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


brought or threatened by reason of the fact that such person was a Director, officer, employee or agent of the Company or is or was serving as such with respect to another corporation at the request of the Company. In addition, the DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care.

         Article TENTH of the Company's Amended and Restated Certificate of Incorporation (the "Certificate") provides that no Director of the Company will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a Director, provided that such Article TENTH shall not eliminate or limit the liability of a Director: (i) for breach of the Director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which such Director derived an improper personal benefit. The Certificate provides that any repeal or modification of Article TENTH will not affect any right or protection existing thereunder immediately prior to such repeal or modification.

         Section 10.1 of the Company's Amended and Restated By-laws (the "By-laws") provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that such person is or was a Director, officer, employee or agent of the Company, or who is or was serving at the request of the Company as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 10.2 of the By-laws provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor, by reason of the fact that such person is or was a Director, officer, employee or agent of the Company, or who is or was serving at the request of the Company as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         The Directors and officers of the Company are covered by insurance, indemnifying them against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


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

ITEM 8.       EXHIBITS.

         See the Exhibit Index at Page E-1 of this Registration Statement.

ITEM 9.       UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) or the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 8th day of October, 1997.


                                 SIGNATURE BRANDS USA, INC.



                                 By: /s/ Meeta Vyas
                                     ----------------------------------------
                                     Meeta Vyas
                                     Vice-Chairman of the Board
                                     and Chief Executive Officer


         Pursuant to the Requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 8, 1997.

                              SIGNATURES AND TITLES
                              ---------------------
     /s/ Meeta Vyas                                             /s/ S. Donald McCullough
     ----------------------------------------                   ------------------------------------------
     Meeta Vyas                                                 S. Donald McCullough
     Vice-Chairman of the Board and                             President, Chief Operating Officer and
         Chief Executive Officer                                     Director
         (Principal Executive Officer)

     /s/ Steven M. Billick                                      /s/ William P. Carmichael
     ----------------------------------------                   ------------------------------------------
     Steven M. Billick                                          William P. Carmichael
     Senior Vice President, Treasurer                           Director
     and Chief Financial Officer
         (Principal Financial and Accounting
         Officer)

     /s/ David A. Jones                                         /s/ Thomas H. Lee
     ----------------------------------------                   ------------------------------------------
     David A. Jones                                             Thomas H. Lee
     Director                                                   Director

     /s/ Robert W. Miller                                       /s/ Scott A. Schoen
     ----------------------------------------                   ------------------------------------------
     Robert W. Miller                                           Scott A. Schoen
     Director                                                   Director

     /s/ Thomas R. Shepherd                                     /s/ Frank E. Vaughn
     ----------------------------------------                   ------------------------------------------
     Thomas R. Shepherd                                         Frank E. Vaughn
     Director                                                   Director


                                 EXHIBIT INDEX

       EXHIBIT
       NUMBER                EXHIBIT DESCRIPTION
       ------                -------------------

         4.1 Amended and Restated Certificate of Incorporation of the Company, as amended, is incorporated by reference to Exhibit
                  3.1 to the Company's Quarterly Report on Form 10-Q for the fiscal period ended March 30, 1997.

         4.2 Amended and Restated By-Laws of the Company, as amended, is incorporated herein by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-1 (Reg. No. 33-80124).

         4.3 Signature Brands USA, Inc. 1997 Stock Option and Incentive Plan is incorporated by reference to Exhibit 10.21 to the Company's Quarterly Report on Form 10-Q for the fiscal period ended March 30, 1997.

          5.1 Opinion of Calfee, Halter & Griswold LLP as to the validity of the securities being offered.

         23.1     Consent of KPMG Peat Marwick LLP.

         23.2     Consent of Calfee, Halter & Griswold LLP (included in Exhibit
                  5.1).



                                      E-1